UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 1, 2019 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Public Common Stock, $.01 par value	HSKA	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2019, Heska Corporation (the “Company”) amended and restated its employment agreement (the "Employment Agreement") with Ms. Catherine I. Grassman to reflect (i) her previously announced promotion to serve as the Company’s Executive Vice President, Chief Financial Officer, (ii) an immediate increase to her annual salary to $290,000, and (iii) an increase in the severance amount payable to twelve months' base salary from six months' base salary for a termination by the Company without Cause or by Ms. Grassman for Good Reason (as each of such terms are defined in the Employment Agreement) on or before June 1, 2022, among other minor and conforming changes. The foregoing is a summary only and qualified in its entirety to the full text of the Employment Agreement, a copy of which is filed as exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description

99.1	Employment Agreement between Registrant and Catherine I. Grassman, effective as of June 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: June 4, 2019	By: /s/ Eleanor F. Baker Eleanor F. Baker Vice President , General Counsel and Secretary